Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-65255, 333-00949, 333-03983, 333-82751, 333-37262, 333-88510, 333-116250 and 333-70856) of Terex Corporation of our report dated February 28, 2007 relating to the financial statements and financial statement schedule, listed in the index which appears on page F-1 of this Form 10-K.

PricewaterhouseCoopers LLP

Stamford, Connecticut
February 28, 2007